UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009
EATON VANCE CORP.
(Exact name of registrant as specified in its charter)
Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		(617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

     Registrant has reported its results of operations for the three months and fiscal year ended October 31, 2009, as described in Registrant’s news release dated November 24, 2009, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document

99.1	Press release issued by the Registrant dated
November 24, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	November 24, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated November 24, 2009.

Exhibit 99.1

Contact: Robert Whelan - 617.482.8260 rwhelan@eatonvance.com

EATON VANCE CORP. REPORT FOR THE THREE MONTHS AND FISCAL YEAR ENDED OCTOBER 31, 2009

Boston, MA, November 24, 2009 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.39 for the fourth quarter of fiscal 2009 compared to earnings per diluted share of $0.26 in the third quarter of fiscal 2009 and $0.28 in the fourth quarter of fiscal 2008. Fourth quarter fiscal 2009 earnings were increased approximately $0.05 per diluted share by tax adjustments primarily related to stock-based compensation. Third quarter fiscal 2009 earnings were reduced approximately $0.02 per diluted share by expenses associated with the $275.0 million initial public offering of Eaton Vance National Municipal Opportunities Trust in May. Fourth quarter fiscal 2008 earnings were reduced approximately $0.13 per diluted share by net realized and unrealized investment losses, including impairment losses.

Net inflows of $5.5 billion into long-term funds and separate accounts in the fourth quarter of fiscal 2009 compare to net inflows of $3.9 billion in the third quarter of fiscal 2009 and $0.3 billion in the fourth quarter of fiscal 2008. Net inflows reflect a $0.1 billion increase in fund leverage in the fourth quarter of fiscal 2009, a $0.2 billion increase in fund leverage in the third quarter of fiscal 2009 and a $1.3 billion decrease in fund leverage in the fourth quarter of fiscal 2008. The Company’s annualized internal growth rate for the quarter was 15 percent. Assets under management on October 31, 2009 were $154.9 billion, an increase of $11.2 billion, or 8 percent, over the $143.7 billion of managed assets as of July 31, 2009.

“Eaton Vance showed both strong internal growth and sharply rising profits in the fourth quarter of fiscal 2009,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Favorable trends in managed assets and ongoing expense control should support further earnings progress in fiscal 2010. We continue to believe that the Company is well positioned for future success.”

Comparison to Third Quarter of Fiscal 2009

Long-term fund net inflows of $0.5 billion in the fourth quarter of fiscal 2009 compare to $1.7 billion of net inflows in the third quarter of fiscal 2009 and reflect $6.5 billion of fund sales and other inflows and $6.0 billion of fund redemptions. Institutional and high-net-worth separate account net inflows in the fourth quarter of fiscal 2009 were $4.4 billion, consisting of gross inflows of $5.7 billion offset by $1.3 billion of outflows. The strong results in institutional and high-net-worth separate accounts in the quarter primarily reflect the funding of new institutional mandates at Parametric Portfolio Associates and Eaton Vance Management. In the third quarter of fiscal 2009, inflows of $2.3 billion in institutional and high net worth separate accounts were offset by outflows of $1.1 billion. Retail managed account net inflows were $0.7 billion in the fourth quarter of fiscal 2009 compared to $1.0 billion in the third quarter of fiscal 2009, primarily reflecting strong net sales of Eaton Vance Management’s large cap value and tax-advantaged income strategies offset by outflows at Atlanta Capital Management. Retail managed accounts gross inflows of $2.2 billion in the fourth quarter of fiscal 2009 were in line with the $2.2 billion of inflows in the third quarter of fiscal 2009, while outflows of $1.5 billion in the fourth quarter of fiscal 2009 increased from outflows of $1.2 billion in the prior quarter. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the fourth quarter of fiscal 2009 increased $25.7 million, or 11 percent, to $254.1 million from revenue of $228.4 million in the third quarter of fiscal 2009. Investment advisory and administration fees increased 11 percent to $195.0 million, reflecting an 11 percent increase in average assets under management. Distribution and underwriter fees increased 9 percent due to an increase in average fund assets that pay these fees. Service fee revenue increased 11 percent due to an increase in average fund assets subject to service fees. Other revenue, which increased by $0.6 million over the prior quarter, included $1.2 million of net realized and unrealized gains on investments of consolidated funds recognized in the fourth quarter of fiscal 2009 compared to $0.4 million of net realized and unrealized gains on investments of consolidated funds in the third quarter of fiscal 2009.

Operating expenses increased $8.2 million, or 5 percent, to $177.3 million in the fourth quarter of fiscal 2009 from $169.1 million in the third quarter of fiscal 2009. Compensation expense increased 2 percent, reflecting increases in adjusted operating income-based (defined below) bonus accruals offset by decreases in stock-based compensation and sales-based incentives. Distribution expense increased 7 percent from the prior fiscal quarter, reflecting an increase in revenue sharing payments and an increase in Class C distribution fees offset by a decrease in closed-end fund structuring fees. Service fee expense increased 9 percent, in line with the increase in assets subject to service fees. Amortization of deferred sales commissions decreased 6 percent consistent with an overall declining trend in Class B and Class C fund share sales and assets. Fund expenses increased 49 percent, primarily reflecting an increase in subadvisory expenses due to additional accruals in connection with the termination by the Company of certain sub-advisory agreements. Other expenses increased 2 percent due to increases in information technology and consulting expenses offset by decreases in facilities and travel expenses.

Operating income in the fourth quarter of fiscal 2009 was $76.9 million, an increase of 30 percent from operating income of $59.2 million in the third quarter of fiscal 2009. The Company’s operating margin improved to 30.2 percent in the fourth quarter of fiscal 2009 from 25.9 percent in the third quarter of fiscal 2009.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back closed-end fund structuring fees, stock-based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $85.7 million in the fourth quarter of fiscal 2009 was 19 percent higher than the $72.1 million of adjusted operating income in the third quarter of fiscal 2009 and 7 percent below the $92.6 million of adjusted operating income in the fourth quarter of fiscal 2008. The Company’s adjusted operating margin improved to 33.7 percent in the fourth quarter of fiscal 2009 from 31.6 percent in the third quarter of fiscal 2009.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income
	For the Three Months Ended
	October	July	October	% Change
	31,	31,	31,	Q4 2009 to	Q4 2009 to
(in thousands)	2009	2009	2008	Q3 2009	Q4 2008

Operating income	$76,865	$59,233	$76,355	30%	1%
Closed-end fund
structuring fees	-	2,677	-	NM	NM
Operating
loss/(income)of	(1,363)	(620)	7,151	120%	NM
consolidated funds
Stock-based	10,196	10,796	9,045	(6%)
compensation					13%
Adjusted operating	$85,698	$72,086	$92,551	19%	(7%)
income

Interest income in the fourth quarter of fiscal 2009 decreased 8 percent from the third quarter of fiscal 2009 due to lower effective interest rates earned on cash balances. In the fourth quarter of fiscal 2009, the Company recognized $2.2 million of net realized and unrealized gains on separate account investments and $0.2 million of impairment losses on investments in collateralized debt obligation entities. In the third quarter of fiscal 2009, the Company recognized $3.1 million of net realized and unrealized gains on separate account investments and $0.4 million of impairment losses on investments in collateralized debt obligation entities. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 29.8 percent and 39.5 percent in the fourth quarter of fiscal 2009 and the third quarter of fiscal 2009, respectively. The decrease in the Company’s fourth quarter effective tax rate was due primarily to a tax adjustment related to stock-based compensation in the fourth quarter of fiscal 2009 that resulted in a $5.2 million net reduction in the Company’s income tax expense.

Net income in the fourth quarter of fiscal 2009 was $48.4 million compared to net income of $31.2 million in the third quarter of fiscal 2009.

Comparison to Fourth Quarter of Fiscal 2008

Revenue in the fourth quarter of fiscal 2009 increased $4.3 million, or 2 percent, to $254.1 million from revenue of $249.8 million in the fourth quarter of fiscal 2008. Investment advisory and administration fees increased 2 percent to $195.0 million, reflecting a 4 percent increase in average assets under management, offset by a modest decline in the Company’s average effective investment advisory fee rate. Distribution and underwriter fees decreased 16 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 7 percent due to a decrease in average fund assets subject to service fees. Other revenue, which increased by $8.4 million on a year-over-year quarterly basis, included $1.2 million of net realized and unrealized gains on investments of consolidated funds in the fourth quarter of fiscal 2009 compared to $7.7 million of net realized and unrealized losses on investments in consolidated funds in the fourth quarter of fiscal 2008.

Operating expenses in the fourth quarter of fiscal 2009 increased $3.9 million, or 2 percent, to $177.3 million compared to operating expenses of $173.4 million in the fourth quarter of fiscal 2008. Compensation expense increased 19 percent, as increases in bonus accruals and stock-based compensation were partly offset by lower sales-based incentives and benefit costs. In the fourth quarter of fiscal 2008, the Company reduced the rate of its adjusted operating income-based bonus accruals to reflect deteriorating market conditions. Distribution expense decreased 7 percent from the prior fiscal year’s fourth quarter due primarily to decreases in revenue sharing payments, Class C distribution fees, payments made under certain closed-end fund compensation agreements and commissions paid on certain sales of Class A shares. Service fee expense decreased 13 percent, in line with the decrease in assets subject to service fees. Amortization of deferred sales commissions decreased 28 percent consistent with an overall declining trend in Class B and Class C fund share sales and assets. Fund expenses increased 36 percent in the fourth quarter of fiscal 2009 compared to the fourth quarter of fiscal 2008, primarily reflecting an increase in subadvisory expenses due to additional accruals in connection with the termination by the Company of certain sub-advisory agreements. Other expenses decreased 7 percent, primarily due to a decrease in facilities, travel and consulting expenses offset by an increase in information technology expenses and an increase in the amortization of intangible assets associated with the December 2008 acquisition of the Tax Advantaged Bond Strategies (“TABS”) business of M.D. Sass.

Operating income in the fourth quarter of fiscal 2009 was $76.9 million, an increase of 1 percent from operating income of $76.4 million in the fourth quarter of fiscal 2008.

Interest income in the fourth quarter of fiscal 2009 decreased 51 percent from the fourth quarter of fiscal 2008 due to lower effective interest rates earned on cash balances. In the fourth quarter of fiscal 2009, the Company recognized $2.2 million of net realized and unrealized gains on separate account investments and $0.2 million of impairment losses on investments in collateralized debt obligation entities compared to $4.2 million of net realized and unrealized losses on investments and $13.2 million of impairment losses on investments in collateralized debt obligation entities in the fourth quarter of fiscal 2008. The Company’s effective tax rate, calculated as a percentage of income before non-controlling interest and equity in net income (loss) of affiliates, was 29.8 percent and 37.7 percent in the fourth quarter of fiscal 2009 and fiscal 2008, respectively. The decrease in the Company’s effective tax rate was due primarily to a tax adjustment related to stock-based compensation in the fourth quarter of fiscal 2009 that resulted in a $5.2 million net reduction in the Company’s income tax expense.

Net income in the fourth quarter of fiscal 2009 was $48.4 million compared to net income of $35.0 million in the fourth quarter of fiscal 2008.

Cash and cash equivalents and short-term investments totaled $360.5 million as of October 31, 2009 compared to $366.9 million on October 31, 2008. In fiscal 2009, the Company used $30.0 million to fund the initial cost of the TABS acquisition, $41.1 million to fund share repurchases and paid $72.4 million of common share dividends. This was the 29th consecutive year the Company increased its dividends. There were no outstanding borrowings against the Company’s $200.0 million credit facility on October 31, 2009. In conjunction with the TABS acquisition in the first quarter of fiscal 2009, the Company recorded $44.8 million of amortizable intangible assets representing client relationships acquired, which is being amortized over a ten year period. The Company also recorded a short-term liability of $13.9 million representing a contingent purchase price liability associated with the TABS acquisition.

During fiscal 2009, the Company repurchased and retired approximately 1.5 million shares of its Non-Voting Common Stock. Approximately 1.2 million shares remain of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)

		Three Months Ended				Twelve Months Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2009 to	Q4 2009 to	October 31,	October 31,
	2009	2009	2008	Q3 2009	Q4 2008	2009	2008	% Change

Revenue:
Investment advisory and administration fees	$ 194,983	$ 175,167	$ 191,971	11%	2%	$ 683,820	$ 815,706	(16) %
Distribution and underwriter fees	23,713	21,719	28,099	9	(16)	85,234	128,940	(34)
Service fees	33,228	29,862	35,883	11	(7)	116,331	155,091	(25)
Other revenue	2,214	1,625	(6,187)	36	NM	4,986	(3,937)	NM

Total revenue	254,138	228,373	249,766	11	2	890,371	1,095,800	(19)

Expenses:
Compensation of officers and employees	78,883	77,316	66,013	2	19	293,062	302,679	(3)
Distribution expense	27,095	25,386	29,001	7	(7)	95,988	122,930	(22)
Service fee expense	26,441	24,151	30,466	9	(13)	94,468	129,287	(27)
Amortization of deferred sales commissions	7,779	8,319	10,802	(6)	(28)	35,178	47,811	(26)
Fund expenses	7,786	5,230	5,737	49	36	22,432	24,684	(9)
Other expenses	29,289	28,738	31,392	2	(7)	116,023	104,657	11

Total expenses	177,273	169,140	173,411	5	2	657,151	732,048	(10)

Operating Income	76,865	59,233	76,355	30	1	233,220	363,752	(36)

Other Income/(Expense):
Interest income	789	857	1,597	(8)	(51)	3,745	11,098	(66)
Interest expense	(8,413)	(8,446)	(8,386)	(0)	0	(33,682)	(33,616)	0
Realized gains (losses) on investments	1,846	(375)	(585)	NM	NM	(915)	(682)	34
Unrealized gains (losses) on investments	341	3,499	(3,627)	(90)	NM	6,993	(4,323)	NM
Foreign currency gains (losses)	36	93	(86)	(61)	NM	165	(176)	NM
Impairment losses on investments	(226)	(369)	(13,206)	(39)	(98)	(1,863)	(13,206)	(86)

Income Before Income Taxes, Non-controlling Interest and
Equity in Net Income (Loss) of Affiliates	71,238	54,492	52,062	31	37	207,663	322,847	(36)

Income Taxes	(21,211)	(21,507)	(19,602)	(1)	8	(71,044)	(125,154)	(43)

Non-controlling Interest	(2,003)	(1,599)	(304)	25	NM	(5,418)	(7,153)	(24)

Equity in Net Income (Loss) of Affiliates, Net of Tax	410	(163)	2,796	NM	(85)	(1,094)	5,123	NM

Net Income	$ 48,434	$ 31,223	$ 34,952	55	39	$ 130,107	$ 195,663	(34)

Earnings Per Share:
Basic	$ 0.42	$ 0.27	$ 0.30	56	40	$ 1.12	$ 1.69	(34)
Diluted	$ 0.39	$ 0.26	$ 0.28	50	39	$ 1.08	$ 1.57	(31)

Dividends Declared, Per Share	$ 0.160	$ 0.155	$ 0.155	3	3	$ 0.625	$ 0.605	3

Weighted Average Shares Outstanding:
Basic	116,478	116,410	115,809	0	1	116,175	115,810	0
Diluted	122,942	122,016	122,979	1	(0)	120,728	124,483	(3)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)

	October 31,	October 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$ 310,586	$ 196,923
Short-term investments	49,924	169,943
Investment advisory fees and other receivables	107,975	108,644
Other current assets	19,677	9,291
Total current assets	488,162	484,801

Other Assets:
Deferred sales commissions	51,966	73,116
Goodwill	135,786	122,234
Other intangible assets, net	80,834	39,810
Long-term investments	133,536	116,191
Deferred income taxes	97,044	66,357
Equipment and leasehold improvements, net	75,201	51,115
Note receivable from affiliate	8,000	10,000
Other assets	4,538	4,731
Total other assets	586,905	483,554

Total assets	$ 1,075,067	$ 968,355

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$ 85,273	$ 93,134
Accounts payable and accrued expenses	51,881	55,322
Dividend payable	18,812	17,948
Taxes payable	-	848
Deferred income taxes	15,580	20,862
Contingent purchase price liability	13,876	-
Other current liabilities	2,901	3,317
Total current liabilities	188,323	191,431
Long-Term Liabilities:
Long-term debt	500,000	500,000
Other long-term liabilities	35,812	26,269
Total long-term liabilities	535,812	526,269
Total liabilities	724,135	717,700
Non-controlling interests	3,824	10,528
Commitments and contingencies	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 431,790 and 390,009 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 117,087,810 and 115,421,762 shares, respectively	457	451
Notes receivable from stock option exercises	(3,078)	(4,704)
Accumulated other comprehensive loss	(1,394)	(5,135)
Additional paid-in capital	44,786	-
Retained earnings	306,335	249,513

Total shareholders' equity	347,108	240,127

Total liabilities and shareholders' equity	$ 1,075,067	$ 968,355

Table 1				Table 2
Asset Flows (in millions)			Assets Under Management
Twelve Months Ended October 31, 2009			By Investment Category (in millions)
(unaudited)			(unaudited)

Assets 10/31/2008 - beginning of period	$ 123,087		October 31,	October 31,	%
Long-term fund sales and inflows	25,372		2009	2008	Change
Long-term fund redemptions and outflows	(21,944)	Equity Funds	$ 54,779	$ 51,956	5%
Long-term fund net exchanges	32	Fixed Income Funds	24,970	20,382	23%
Institutional/HNW account inflows	13,015	Bank Loan Funds	16,452	13,806	19%
Institutional/HNW account outflows	(5,103)	Cash Management Funds	1,417	1,111	28%
Institutional/HNW assets acquired 1	4,818	Separate Accounts	57,278	35,832	60%
Retail managed account inflows	8,379	Total	$ 154,896	$ 123,087	26%
Retail managed account outflows	(6,261)
Retail managed account assets acquired 1	2,035
Market value change	11,160
Change in cash management funds	306
Net change	31,809
Assets 10/31/2009 - end of period	$ 154,896

Table 3
Asset Flows by Investment Category (in millions
(unaudited)
	Three Months Ended			Twelve Months Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2009	2009	2008	2009	2008
Equity fund assets - beginning of period	$ 52,873	$ 47,137	$ 67,164	$ 51,956	$ 72,928
Sales/inflows	2,919	2,887	4,776	14,108	18,528
Redemptions/outflows	(3,053)	(2,587)	(4,126)	(12,667)	(10,818)
Exchanges	(17)	27	(112)	(77)	(196)
Market value change	2,057	5,409	(15,746)	1,459	(28,486)
Net change	1,906	5,736	(15,208)	2,823	(20,972)
Equity assets - end of period	$ 54,779	$ 52,873	$ 51,956	$ 54,779	$ 51,956

Fixed income fund assets - beginning of period	23,078	21,251	23,855	20,382	24,617
Sales/inflows	2,305	1,903	1,290	6,994	5,888
Redemptions/outflows	(1,691)	(893)	(1,529)	(5,026)	(5,316)
Exchanges	6	14	23	106	184
Market value change	1,272	803	(3,257)	2,514	(4,991)
Net change	1,892	1,827	(3,473)	4,588	(4,235)
Fixed income assets - end of period	$ 24,970	$ 23,078	$ 20,382	$ 24,970	$ 20,382

Bank loan fund assets - beginning of period	15,847	13,786	18,021	13,806	20,381
Sales/inflows	1,257	1,267	596	4,270	3,691
Redemptions/outflows	(1,284)	(844)	(1,424)	(4,251)	(5,301)
Exchanges	(3)	14	(53)	3	(347)
Market value change	635	1,624	(3,334)	2,624	(4,618)
Net change	605	2,061	(4,215)	2,646	(6,575)
Bank loan assets - end of period	$ 16,452	$ 15,847	$ 13,806	$ 16,452	$ 13,806

Long-term fund assets - beginning of period	91,798	82,174	109,040	86,144	117,926
Sales/inflows	6,481	6,057	6,662	25,372	28,107
Redemptions/outflows	(6,028)	(4,324)	(7,079)	(21,944)	(21,435)
Exchanges	(14)	55	(142)	32	(359)
Market value change	3,964	7,836	(22,337)	6,597	(38,095)
Net change	4,403	9,624	(22,896)	10,057	(31,782)
Total long-term fund assets - end of period	$ 96,201	$ 91,798	$ 86,144	$ 96,201	$ 86,144

Separate accounts - beginning of period	50,452	44,282	45,041	35,832	42,160
Institutional/HNW account inflows	5,674	2,331	1,513	13,015	7,813
Institutional/HNW account outflows	(1,261)	(1,167)	(1,852)	(5,103)	(5,363)
Institutional/HNW assets acquired 1	-	-	-	4,818	-
Retail managed account inflows	2,153	2,167	2,474	8,379	9,754
Retail managed account outflows	(1,482)	(1,201)	(1,371)	(6,261)	(4,173)
Retail managed accounts acquired 1	-	-	-	2,035	-
Separate accounts market value change	1,742	4,040	(9,973)	4,563	(14,359)
Net change	6,826	6,170	(9,209)	21,446	(6,328)
Separate accounts - end of period	$ 57,278	$ 50,452	$ 35,832	$ 57,278	$ 35,832
Cash management fund assets - end of period	1,417	1,462	1,111	1,417	1,111
Total assets under management - end of period	$ 154,896	$ 143,712	$ 123,087	$ 154,896	$ 123,087

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)
(unaudited)
	Three Months Ended			Twelve Months Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2009	2009	2008	2009	2008
Long-term funds:
Open-end and other funds	$ 1,094	$ 1,825	$ 1,165	$ 7,398	$ 8,426
Closed-end funds	107	458	(735)	(9)	(613)
Private funds	(748)	(550)	(847)	(3,961)	(1,141)
Institutional/HNW accounts	4,413	1,164	(339)	7,912	2,450
Retail managed accounts	671	966	1,103	2,118	5,581
Total net flows	$ 5,537	$ 3,863	$ 347	$ 13,458	$ 14,703

1 Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.